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                                                                EXHIBIT 99.1

                           VIRTUAL MACHINE WORKS, INC.

                        1994 INCENTIVE STOCK OPTION PLAN
                                   AS AMENDED


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                           VIRTUAL MACHINE WORKS, INC.

                             1994 STOCK OPTION PLAN
                                  (AS AMENDED)

        1.     PURPOSE

        The purpose of this 1994 Stock Option Plan (the "Plan") is to encourage directors, consultants and key employees of Virtual Machine Works Inc. (the "Company") and its Subsidiaries (as hereinafter defined) to continue their association with the Company, by providing favorable opportunities for such persons to participate in the ownership of the Company and in its future growth opportunities through the granting of stock options, some of which, as specially designated under Section 4 hereof, are designed to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The term "Subsidiary" as used in the Plan means a corporation of which the Company owns, directly or indirectly through an unbroken chain of ownership, fifty percent (50%) or more of the total combined voting power of all classes of stock.

        2.     ADMINISTRATION OF THE PLAN

        The Plan shall be administered by the Board of Directors, which shall have the authority to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan. All questions of interpretation and application of such rules and regulations, of the Plan or of options granted thereunder (the "Options") shall be subject to the determination which shall be final and binding, of a majority of the Board of Directors. The Plan shall be administered in such a manner as to permit those Options granted hereunder and specially designated under Section 4 hereof to qualify as "incentive stock options" as described in Section 422A of the Code.

        3.     OPTION SHARES

        The stock subject to Options under the Plan shall be shares of the Company's common stock, par value $0.001 per share (the "Stock"). The total amount of the Stock with respect to which Options may be granted shall not exceed in the aggregate 357,693 shares (the "Option Pool"); provided that such aggregate number of shares shall be subject to adjustment in accordance with the provisions of Section 17. In the event that any outstanding Option shall expire for any reason or shall terminate by reason of the death or severance of employment of the optionee, the surrender of any such Option, or any other cause, the shares of Stock allocable to the unexercised portion of such Option may again be subject to an option under the Plan.

        4.     AUTHORITY TO GRANT OPTIONS

        The Board of Directors may grant from time to time, to such eligible individuals as it shall from time to time determine, an Option or Options to buy a stated number of shares of Stock under the terms and conditions of the Plan, each of which Option or Options shall be designated at the time of grant either a nonqualified option or an "incentive stock option" within the meaning of
Section 422A of the Code. Subject only to any applicable limitations set forth


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elsewhere in the Plan, the number of shares of Stock to be covered by any Option shall be as determined by the Board of Directors.

        5.     WRITTEN AGREEMENT

        Options granted hereunder shall be embodied in written option agreements (which need not be identical) in such forms as the Board of Directors may from time to time approve. Option agreements shall be subject to the terms and conditions prescribed herein and shall be signed by the optionee and by the President or any Vice President of the Company for and in the name and on behalf of the Company. Such an option agreement shall indicate whether the subject Option has been designated a nonqualified option or an incentive stock option. The written option agreement for any Option shall contain such provisions not inconsistent with this Plan as the Board of Directors in its discretion shall deem advisable.

        6.     ELIGIBILITY

        The individuals who shall be eligible for grant of Options under the Plan shall be key employees (including officers who may be members of the Board), directors who are not employees and other individuals who render services of special importance to the management, operation, or development of the Company or a Subsidiary, and who have contributed or may be expected to contribute materially to the success of the Company or a Subsidiary. Options designated incentive stock options shall not be granted to any individual who is not an employee of the Company or a Subsidiary.

        If required to insure compliance with Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), the selection of a director as a participant and the number of shares for which an Option may be granted to such director shall be determined either (i) by the Board of Directors, of which a majority, as well as a majority of the directors acting in the matter, shall be "disinterested persons" (as hereinafter defined) or (ii) by, or only in accordance with, the recommendations of a committee of three or more persons having full authority to act in the matter, of which all members shall be "disinterested persons." For purposes of the Plan, a director or member of such committee shall be deemed to be "disinterested" only if such person qualifies as a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act, or any successor rule, as such term is interpreted from time to time.

        7.     OPTION PRICE

        The price at which shares may be purchased pursuant to an Option shall be specified by the Board of Directors at the time the Option is granted, but in the case of an incentive stock option shall not be less than the fair market value of the shares of Stock on the date the Option is granted. For purposes of the Plan, the "fair market value" of a share of Stock at any particular date shall be determined according to the following rules: (i) if the Stock is not at the time listed or admitted to trading on a stock exchange, the fair market value shall be the mean between the lowest reported bid price and highest reported asked price of the Stock on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Board of Directors and regularly reporting the price of the Stock in such market; provided, however, that if the price of the Stock is not so reported, the fair market value shall be


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determined by the Board of Directors, which may take into consideration (1) the price paid for the Stock in the most recent trade of a substantial number of shares known to the Board of Directors to have occurred at arm's length between willing and knowledgeable investors, or (2) an appraisal by an independent party, or (3) any other method of valuation undertaken in good faith by the Board of Directors shall in its discretion elect; or (ii) if the Stock is at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the mean between the lowest and highest reported sale prices of the Stock on the date in question on the principal exchange on which the Stock is then listed or admitted to trading. If no reported sale of Stock takes place on the date in question on the principal exchange then the reported closing asked price of the Stock on such date on the principal exchange shall be determinative of fair market value.

        In case of any employee of the Company or a Subsidiary who owns, directly or indirectly, Stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any corporation which on the date of grant of an Option is a Subsidiary, the price at which shares may be so purchased pursuant to an incentive stock option shall be not less than one hundred ten percent (110%) of the fair market value of the Stock on the date the Option is granted.

        8.     DURATION OF OPTIONS

        The duration of any Option shall be specified by the Board of Directors, but no Option designated an incentive stock option shall be exercisable after the expiration of ten (10) years from the date such Option is granted; and no incentive stock option granted to an employee of the Company or a Subsidiary who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Subsidiary shall be exercisable after the expiration of five (5) years from the date such Option is granted. The Board of Directors, in its discretion, may provide that an option shall be exercisable during its entire duration or during any lesser period of time.

        9.     AMOUNT EXERCISABLE

        Each Option may be exercised so long as it is valid and outstanding from time to time in part or as a whole, in such manner and subject to such conditions as the Board of Directors in its discretion may provide in the option agreement; provided, however, that incentive stock options granted to an employee under the Plan (and any other incentive stock option plans of the Company and its Subsidiaries) shall not, in the aggregate, become exercisable for the first time in any one calendar year for shares of Stock with an aggregate fair market value (determined as of the respective date or dates of grant) of more than $100,000.

        Alternative Exercisability Provisions. Notwithstanding the foregoing, unless an option agreement specifically provides to the contrary in any instance, the holder of an Option granted pursuant to the Plan may elect the following Alternative Exercisability Provisions, namely such optionee may at any time exercise such Option in full (notwithstanding any exercise schedule set forth in the Option), provided that the Company shall hold each stock certificate pursuant to such exercise until such shares of stock have vested with the respective optionee pursuant to the stock


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option exercise vesting schedule set forth in the related option agreement. If an Option is exercised pursuant to the Alternative Exercisability Provisions then the following shall apply:

               (a) Voting of Shares. (i) For purpose of establishing a quorum, the Unvested Shares shall be deemed present at any meeting of stockholders, (ii) at any meeting of stockholders or in any action by consent of stockholders, the Unvested Shares shall be voted in the same manner as a majority in interest of the other shares of stock voting are voted, (iii) with respect to the Vested Shares the optionee may vote or abstain from voting as he or she sees fit. By his or her exercise of an Option under the Alternative Exercisability Provisions, the optionee irrevocably appoints the officers of the Company as his or her proxy to vote the Unvested Shares in accordance with the foregoing provisions. The term "Vested Shares" shall mean at any time for any option, the number of shares of stock which an optionee could then acquire upon exercise of such Option but for the Alternative Exercisability Provisions. The term "Unvested Shares" shall mean at any time for any Option, the number of shares of stock which are not Vested Shares with respect to such Option.

               (b) Repurchase Right. If the conditions under which an Option would have become exercisable in accordance with its terms (without giving effect to the Alternative Exercisability Provisions) cease to exist (e.g., because the optionee terminated employment), then the Company shall have the right to repurchase the Unvested Shares at the Option exercise price per share paid by the optionee. This Repurchase Right may be exercised by the Company by giving written notice and tendering the required consideration in cash to the optionee within one hundred and eighty (180) days of the date as of which such condition(s) cease to exist.

        Acceleration on Acquisition. In addition, unless an option agreement provides to the contrary in any instance, the exercise schedule of such Option (and the vesting of shares issued upon exercise thereof in accordance with the Alternative Exercisability Provisions) shall accelerate fully immediately prior to the consummation of any of the following events:

               Change in Control. A change in control of the Company such that the stockholders of the Company immediately prior to such change in control would not immediately after such change in control beneficially own voting securities representing in the aggregate more than fifty percent (50%) of the combined voting power of the voting securities of the surviving entity, or the members of the Board of Directors of the Company immediately prior to the change in control would not immediately after the change in control constitute a majority of the Board of Directors of the subsequent corporation or entity; or

               Sale of Assets. A sale of all or substantially all of the assets of the Company; or

               Liquidation or Dissolution. A liquidation, dissolution or winding up of the company.


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        10.    EXERCISE OF OPTIONS

        Each Option may be exercised from time to time in such amounts as is provided in the option agreement by the delivery of written notice to the Company setting forth the number of shares with respect to which the Option is to be exercised, accompanied by payment of the option price of such shares, which payment shall be made, subject to the alternative provisions of this Section, in cash or by such cash equivalents, payable to the order of the Company in an amount in United States dollars equal to the option price of such shares, as the Board of Directors in its discretion shall consider acceptable. Such notice shall be delivered in person to the secretary of the Company or shall be sent by registered mail, return receipt requested, to the Secretary of the Company, in which case delivery shall be deemed made on the date such notice is deposited in the mail.

        Alternatively, payment of the option price may be made, in whole or in part, in shares of Stock owned by the Optionee; provided, however, that the Optionee may not make payment in shares of Stock that he acquired upon the earlier exercise of any ISO, unless he has held the shares until at least two
(2) years after the date the ISO was granted and at least one (1) year after the date the ISO was exercised. If payment is made in whole or in part in shares of Stock, then the optionee shall deliver to the Company in payment of the option price of the shares with respect of which such Option is exercised (i) certificates registered in the name of such optionee representing a number of shares of Stock legally and beneficially owned by such optionee, free of all liens, claims and encumbrances of every kind and having a fair market value on the date of delivery of such notice equal to the option price of the shares with respect to which such Option is to be exercised, such certificates to be accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by such certificates; and (ii) if the option price of the shares with respect to which such Option is to be exercised exceeds such fair market value, cash or such cash equivalents payable to the order of the Company, in an amount in United States dollars equal to the amount of such excess, as the Board of Directors in its discretion shall consider acceptable. Notwithstanding the foregoing provisions of this Section, the Board of Directors, in its sole discretion, may refuse to accept shares of Stock in payment of the option price of the shares with respect to which such Option is to be exercised and, in that event any certificates representing shares of Stock which were delivered to the Company with such written notice shall be returned to such optionee together with notice by the Company to such optionee of the refusal of the Board of Directors to accept such shares of Stock.

        Alternatively, if the option agreement so specifies, payment of the option price may be made in part by a promissory note executed by the optionee and collaterally secured by the Stock obtained upon exercise of the Option, providing for repayment at such time or times as the Board of Directors shall specify; provided, however, (a) that such promissory note shall provide for repayment no later than five (5) years from the date of exercise and for interest at a rate not less than the "base" rate announced on the date of exercise by BayBank, N.A., (b) that in any event an amount not less than the par value of the shares of Stock with respect to which the Option is being exercised must be paid in cash, cash equivalents, of shares of Stock in accordance with this Section and (c) the payment of such exercise price by promissory note does not violate any applicable laws or regulations, including, without limitation, margin lending rules. The decision as to whether to permit partial payment by a promissory note for Stock to be issued upon exercise of any Option granted shall rest entirely in the discretion of the Board of Directors.


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        As promptly as practicable after the receipt by the Company of (i)
written notice from the optionee setting forth the number of shares with respect to which such Option is to be exercised and (ii) in payment of the option price of such shares in the form required by the foregoing provisions of this Section, the Company shall cause to be delivered to such optionee certificates representing the number of shares with respect to which such Option has been so exercised.

        11.    NONTRANSFERABILITY OF OPTIONS

        No Option shall be transferable by the optionee, either voluntarily or by operation of law, except by will or pursuant to the laws of descent and distribution. During the life of an optionee, an Option shall be exercisable only by such optionee.

        12.    TERMINATION OF EMPLOYMENT OR INVOLVEMENT OF OPTIONEE WITH THE
               COMPANY

        For purposes of this Section, employment by a Subsidiary shall be considered employment by the Company, Non-qualified options shall be exercisable following an optionee's termination of employment or involvement with the Company to the extent provided below with respect to incentive stock options, unless otherwise set forth in the option agreement for such non-qualified options. Except as may be otherwise expressly provided herein, Options designated incentive stock options shall be exercisable after the optionee's termination of employment with the Company only within the period of three (3) months after the date the optionee ceases to be in the employ of the Company, and only to the extent to which the optionee was entitled to exercise the Option immediately prior to the termination of his or her employment. If, before the date of expiration of the Option the optionee shall be retired in good standing from the employ of the Company for reasons of age under the established rules of the Company, the Option shall terminate on the earlier of such date of expiration or three (3) months after the date of such retirement. In the event of the death of the holder of an Option before the date of expiration of such Option and while in the employ of the Company or during the three (3) month period described in the preceding sentence, or in the event of the retirement of such optionee for reasons of disability (within the meaning of Section 22(e)(3) of the Code), such Option shall terminate on the earlier of such date of expiration or one (1) year following the date of such death or retirement. After the death of the optionee, his or her executors, administrators or any persons to whom his or her Option may be transferred by will or by the laws of descent and distribution shall have the right at any time prior to such termination to exercise the Option to the extent to which the optionee was entitled to exercise the Option on the date of his or her death.

        Authorized leave of absence or absence on military or government service shall not constitute severance of the employment relationship between the Company and the optionee for the purposes of the Plan, provided that either (i) such absence is for a period of no more than ninety (90) days or (ii) the optionee's right to re-employment after such absence is guaranteed either by statute or by contract.

        For optionees who are not employees of the Company, options shall be exercisable for such periods following the termination of the optionee's involvement with the Company as may be set forth in the specific written option agreement with the optionee.


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        13.    REQUIREMENTS OF LAW

        The Company shall not be required to sell or issue any shares upon the exercise of any Option if the issuance of such shares shall constitute or result in a violation by the optionee or the Company of any provisions of any law, statute or regulation of any governmental authority. Specifically, in connection with the Securities Act of 1933, as amended (the "Securities Act"), upon exercise of any Option the Company shall not be required to issue such shares unless the Board of Directors has received evidence satisfactory to it to the effect that the holder of such Option will not transfer such shares except pursuant to a registration statement in effect under the Securities Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Board of Directors shall be final, binding and conclusive. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulations or any governmental authority, including, without limitation, the Securities Act or applicable state securities laws.

        The Company shall not be required to sell or issue any shares upon the exercise of any Option if the Board of Directors is advised by counsel that the issuance of such shares would result in the termination of any then effective election of the Company to be taxed as an S corporation pursuant to the Code.

        14.    NO RIGHTS AS STOCKHOLDER

        No optionee shall have rights as a stockholder with respect to shares covered by his or her Option until the date of issuance of a stock certificate for such shares. Except as otherwise provided in Section 17 no adjustment for dividends or other rights shall be made if the record date therefor is prior to the date of issuance of such certificate.

        15.    EMPLOYMENT OBLIGATION

        Nothing in this Plan nor the granting of any Option under this Plan shall (i) impose upon the Company or any Subsidiary any obligation to employ or continue to employ any optionee, or to engage or retain the services of any person, (ii) diminish or affect the right of the Company or any Subsidiary to terminate the employment or services of any person or (iii) affect the ability of the Company to increase or decrease the compensation of any person. The existence of any Option shall not be taken into account in determining any damages relating to termination of employment for any reason.

        16.    FORFEITURE AS A RESULT OF TERMINATION FOR CAUSE

        Notwithstanding anything to the contrary in the Plan, if the Board of Directors determines after full consideration of the facts presented on behalf of both the Company and an Optionee, that

               (a) The optionee has been engaged in fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment by or involvement with the Company or a Subsidiary, which damaged the Company or


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               a Subsidiary, or has made unauthorized disclosure of trade secrets or other proprietary information of the Company or a Subsidiary or of a third party who has entrusted such information to the Company or a Subsidiary,

               (b) the optionee's employment or involvement was otherwise terminated for "cause", as defined in any employment agreement with the optionee, if applicable, or if there is no such agreement, as determined by the Board of Directors, which may determine that "cause" includes among other matters the failure of the optionee to carry out his or her assigned duties diligently and in a manner satisfactory to the Company, then as of the date of such termination of the optionee's employment the optionee's right to exercise an Option shall terminate and the optionee shall forfeit all unexercised Options. If an optionee whose behavior the Company asserts falls within the provisions of (a) or (b) above attempts to exercise an Option prior to a decision of the Board of Directors, the Company shall not be required to recognize such exercise until the Board of Directors has made its decision; provided, however, if the Board of Directors finds in favor of the optionee, then the optionee will be deemed to have exercised such Options retroactively as of the date he or she originally gave written notice of his or her attempt to exercise. The decision of the Board of Directors as to the cause of an optionee's discharge and the damage done to the Company or a Subsidiary shall be final, binding and conclusive. No decision of the Board of Directors, however, shall affect in any manner the finality of the discharge of such optionee by the Company or a Subsidiary.

        17.    CHANGES IN THE COMPANY'S CAPITAL STRUCTURE

        This existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business or any merger or consolidation of the Company or any issue of bonds, debentures, preferred or preference stock, whether or not convertible into the Stock or other securities, ranking prior to the Stock or affecting the rights thereof, or warrants, rights or options to acquire the same, or the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

        The number of shares of Stock in the Option Pool (less the number of shares therefore delivered upon exercise of Options) and the number of shares of Stock covered by any outstanding Option and the price per share payable upon exercise thereof (provided that in no event shall the option price be less than the par value of such shares) shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Stock resulting from the subdivision, split, combination or consolidation of shares of Stock, or any other capital adjustment, the payment of a Stock dividend or any other increase in such shares effected without receipt of consideration by the Company or any other decrease therein effected without a distribution of cash or property in connection therewith, provided, however, that no adjustment shall be made that would constitute a modification as defined in Section 424(h)(3) of the Code.


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        In the event the Company merges or consolidates with one or more corporations and the Company is the surviving corporation, thereafter upon any exercise of an Option, the holder thereof shall be entitled to purchase in lieu of the number of shares of Stock as to which the Option shall then be exercisable, the number and class of shares of stock and securities to which the holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if immediately prior to such merger or consolidation, the holder had been the holder of record of shares of Stock as to which the Option is then exercisable.

        In the event the Company merges or consolidates with a wholly-owned subsidiary for the purpose of reincorporating itself under the laws of another jurisdiction, the optionees will be entitled to acquire shares of the common stock of the reincorporated Company upon the same terms and conditions as were in effect immediately prior to such reincorporation (unless such reincorporation involves a change in the number of shares, in which case proportional adjustments shall be made as provided above) and the Plan, unless otherwise rescinded by the Board, will remain the Plan of the reincorporated Company.

        Except as otherwise provided in the preceding paragraph, if the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or in other circumstances in which the Board in its discretion deems it appropriate for the provisions of this paragraph to apply, or if the Company is liquidated or sells or otherwise disposes of all or substantially all of its assets to another corporation, while unexercised Options remain outstanding under the Plan, (i) subject to the provisions of clause (iii) below, after the effective date of such merger, consolidation or sale, as the case may be, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Stock, shares of such stock or other securities as the holders of shares of Stock received pursuant to the terms of the merger, consolidation or sale; (ii) the Board may waive any limitations imposed pursuant to Section 9 (even if the effect of such waiver is to disqualify the option as an incentive stock option) or Section 19 so that all Options from and after a date prior to the effective date of such merger, consolidations, liquidation or sale, as the case may be, specified by the Board, shall be exercisable in full; and (iii) all outstanding Options may be canceled by the Board as of the effective date of any such merger, consolidation, liquidation or sale provided that notice of such cancellation shall be given to each holder of an Option not less than thirty
(30) days preceding the effective date of such merger, consolidation, liquidation, sale or disposition and provided that the Board may in its sole discretion waive any limitations imposed pursuant to Section 9 (even if the effect of such waiver is to disqualify the option as an incentive stock option) or Section 19 with respect to any Option so that such Option shall be exercisable in full or in part, as the Board may determine, during such thirty
(30) day period.

        Except as expressly provided herein, the issue by the Company of shares of Stock or other securities convertible into or exchangeable or exercisable for shares of Stock or other securities of any class for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor; or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, class or price of shares of Stock then subject to outstanding Options.


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        18.    AMENDMENT OR TERMINATION OF PLAN

        The Board may modify, revise or terminate the Plan at any time and from time to time; provided, however, that without the further approval of the holders of at least a majority of the outstanding shares of Stock, the Board may not (i) materially increase the benefits accruing to optionees under the Plan or make any "modifications" as that term is defined under Section 424(h)(3) (or its successor) of the Code if such increase in benefits or modifications would adversely affect (a) the availability to the Plan of the protections of Section 16(b) of the Securities Exchange Act of 1934, if applicable to the Company, or
(b) the qualification of the Plan or any Options for Incentive Stock Option treatment under Section 422 of the Code; (ii) change the aggregate number of shares of Stock which may be issued under Options pursuant to the provisions of the Plan; (iii) reduce the option price at which incentive stock options may be granted to an amount less than the fair market value per share at the time the Option is granted; or (iv) change the class of persons eligible to receive incentive stock options. Notwithstanding the preceding sentence, the Board of Directors shall in all events have the power to make such changes in the Plan and in the regulations and administrative provisions hereunder or in any outstanding Option as, in the opinion of counsel for the Company, may be necessary or appropriate from time to time to enable any Option granted pursuant to the Plan to qualify as an incentive stock option or such other stock option as may be defined under the Code, as amended from time to time, so as to receive preferential federal income tax treatment.

        19.    TRANSFER RESTRICTIONS AND REPURCHASE RIGHTS OF THE COMPANY

        Unless an optionee's option agreement specifically provides to the contrary, or an optionee has entered into an employment, stockholder or other agreement with the Company which provides for the repurchase of options or stock in the event such optionee's employment or involvement with the Company terminates, the provisions of this Section 19 shall apply to each Option granted under the Plan and to the shares of Stock acquired on exercise thereof.

        a. Right of First Refusal on Dispositions by Optionee. In the event an optionee proposes to sell, assign, transfer or otherwise dispose of any or all of the Shares of Stock which the optionee acquires on exercise of Options or any other securities of the Company (collectively, "Securities"), the optionee will notify in writing (the "Notification") the Company of the optionee's intention to do so, specifying the number of shares of Securities proposed to be transferred (the "Offered Securities"), the name of the person or persons to whom the optionee proposes to transfer the Offered Securities (or if no particular purchaser is identified, then the general class of persons to whom the Optionee proposes to transfer the Offered Securities), and a price per share which shall be the minimum price at which the optionee proposes to effect the transfer (the "Minimum Price"). The Notification shall contain a copy or recitation of all the terms and conditions of the proposed transfer of the Offered Securities at the Minimum Price to such person or persons (or class of persons) and an undertaking that a condition of such transfer shall be the agreement of each transferee to be bound by and be deemed to be an optionee for the purposes of this Section. The Notification shall offer to sell to the Company the Offered Securities, free and clear of any liens or encumbrances in favor of third persons, at the Minimum Price, adjusted for all splits, stock dividends and similar adjustments (the "Acquisition Price").

        The Company shall act upon the offer of the optionee by giving written notice (the "Company's Notice") to the optionee setting forth the Company's intention as to any or all of the Offered Securities. The Company's Notice shall be given as soon as practicable after receipt of the Notification, and in all events within thirty (30) days after such receipt, such thirty (30) day period being herein referred to as the "Company's Acceptance Period."

        In the event the Company shall elect to purchase or acquire any of the Offered Securities, written notice to the optionee of such election to purchase or so acquire any of the Offered Securities shall, when taken in conjunction with the Notification, be deemed to constitute a valid and legally binding purchase and sale agreement as to those Offered Securities.

        If the Company fails to accept the offer to sell all of the Offered Securities, the optionee shall be free to proceed to sell all but not less than all of the remaining Offered Securities to the person or persons (or class of persons) specified in the Notification at not less than the Minimum Price. If the optionee fails to complete his or her proposed sale within a period of ninety (90) days after the date of the Notification, then the Offered Securities shall once again be subject to the requirement of a prior offer pursuant to the provisions of this Section.

        The closing of a purchase and sale of Offered Securities pursuant hereto shall take place at the principal executive offices of the Company on the ninetieth (90th) day following the date of the Notification unless another time is mutually agreed upon, at which time the Optionee shall deliver the stock certificate or certificates representing the Offered Securities so sold (duly endorsed or accompanied by a duly executed stock power or assignment to effect transfer of ownership to the purchaser or purchasers on the records of the Company) against the optionee's receipt of payment in cash (by certified check, bank cashier's check or wire transfer).

        b. Involuntary Disposition. It is the intent of the Company that any involuntary disposition of the shares of Option Stock of the Company owned by an optionee and still subject to the restrictions under Section 19 of this Plan, including dispositions pursuant to a divorce or separation proceeding or any other judicial proceeding, be subject to the prior rights of the Company hereunder and that any such disposition be deemed to be an offer to sell to the Company all shares of Securities at the Repurchase Price.

        Repurchase Price. As used herein the term "Repurchase Price" shall mean the fair market value of a share of Stock as determined in good faith by a majority of the disinterested members of the Board of Directors; provided, however, in determining the fair market value of the Stock the Directors need not take into account that the Stock may be illiquid or may constitute a minority interest in the Company.

        The Company shall act upon the deemed offer under this Section within the time periods and following the procedures set forth in Section 19(a), with the date of the deemed offer being the later of the date of the Company's receipt of written notice setting forth the existence of such an involuntary disposition event and the date of such involuntary disposition event, such later date being the date of Notification for the purpose of Section 19(a).

        Company Note. The term "Company Note" shall mean a promissory note of the Company having a maturity of no more than five (5) years, with equal annual principal payments and bearing interest on the same terms as the Company is required to pay under its bank loans from its primary lending bank, or, if it is not then a borrower, on the same terms as it last was required to pay on such borrowings or, if it has not been a borrower within the prior twelve months, at an annual rate equal to the prime or base commercial lending rate announced by Bank of Boston, N.A. on the date of the note plus one percent (1%) per annum. The note shall provide that if interest is not paid on a due date, the accrued interest shall be added to the principal of the note as of such due date. The note shall provide for prepayment without penalty of principal and interest in whole or in part at any time. The note shall by its terms be subordinate to, and the holder of the note by receiving the same shall be deemed to have subordinated payment thereof to, indebtedness of the Company then or thereafter existing to banks; financial institutions or others who provide debt based working capital to the Company; provided, however, that so long as the Company shall not be in default with respect to said indebtedness, the holder of the note shall be entitled to receive payments of the principal of and interest accrued upon the note in accordance with its terms.

        c. Permitted Transfers; Lifting of Restrictions. The provisions of
Section 19 shall not apply to any proposed sale, assignment, transfer or other disposition of Securities pursuant to a registration statement filed by the Company pursuant to the Securities Act of 1933, as amended (a "Public Offering").

        d. Death of an Optionee. In the event of the death of an optionee he will be deemed to have voluntarily terminated his relationship with the Company and to have offered to sell to the Company all of his Securities at the Repurchase Price.

        The Company shall act upon the deemed offer of a deceased optionee as soon as practicable after the death of the optionee and in any event within ninety (90) days. If the Company fails to accept the offer to sell all of a deceased optionee's shares, the representative of the deceased optionee may proceed to sell, distribute or otherwise dispose of said shares, subject to the other provisions of the Plan.

        e. Disability of an Optionee. In the event of the disability of an optionee which materially prevents the optionee from performing his work for the Company, he will be deemed to have voluntarily terminated his relationship with the Company and to have offered to sell to the Company all of his Securities at the Repurchase Price.

        The Company shall act upon the offer of a disabled optionee as soon as practicable after such disability of the optionee and in any event within ninety
(90) days. If the Company fails to accept the offer to sell all of a disabled optionee's shares, the disabled optionee or representative of the disabled optionee may proceed to sell, distribute or otherwise dispose of said shares, subject to the other provisions of this Plan.

        f. Securities Laws; Transfers in Violation of Plan. Notwithstanding any other provision of this Plan the Company may refuse to permit transfer of the Offered Securities if in the opinion of its legal counsel such transfer would violate securities laws or subject the Company to liability thereunder. Any sale, transfer, pledge or other disposition of shares of Stock which is not in accordance with the provisions of this Section 19 shall be void and of no effect and shall not be recognized by the Company.

        20. EFFECTIVE DATE AND DURATION OF THE PLAN

        The Plan shall become effective and shall be deemed to have been adopted on February 17, 1994 subject only to ratification by the holders of at least a majority of the outstanding shares of Stock within twelve (12) months after such date. Unless the Plan shall have terminated earlier, the Plan shall terminate on the tenth (10th) anniversary of its effective date, and no Option shall be granted pursuant to the Plan after the day preceding the tenth (10th) anniversary of its effective date.

                         Exhibit 1 to Stock Option Plan
                   Form of Incentive Stock Option Certificate

                           Virtual Machine Works, Inc.

                        Incentive Stock Option Agreement
                     Option Certificate: __________________

Specified Terms of the Option

        Subject to the terms and conditions hereinafter set forth and the terms and conditions of the Virtual Machine Works, Inc. 1994 Stock Option Plan (the "Plan"), as amended, Virtual Machine Works, Inc., a Delaware corporation (the "Company"), hereby grants the following option to purchase Common Stock, par value $0.001 per share (the "Stock") of the Company.

1.      Name of Person to Whom the Option is granted (the "Optionee");

2.      Date of Grant of Option;

3.      An Option for _________________ shares of Common Stock;

4.      Option Exercise Price (per share);

5. Term of Option: Subject to Section 9 below, this Option expires at 5:00 p.m. Eastern Time on ______________________.

6. Exercise Schedule: Provided that on the dates set forth below the Optionee is still employed by the Company or, if the Optionee is not employed by the Company, the Optionee is still actively involved in the Company (as determined by the Board of Directors), the Option will become exercisable as follows and as provided in Section 9 below:

                                  The Option Will               Cumulative
                              Becomes Exercisable as           Exercisable
                              -----------------------     ----------------------
       On This Date            Number        Percent        Number      Percent
--------------------------    ---------    ----------     ----------   ---------


VIRTUAL MACHINE WORKS, Inc.

By:                                          X
   --------------------------------            ---------------------------------
                                               Signature of Optionee

Title:                                       Date:
       ----------------------------                -----------------------------

Optionee's Address:

OTHER TERMS OF THE OPTION

        WHEREAS, the Board of Directors (the "Board") has authorized the grant of stock options upon certain terms and conditions set forth herein; and

        WHEREAS, the Board has authorized the grant of this stock option pursuant and subject to the terms of the Plan, a copy of which is available from the Company and is hereby incorporated herein;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the Company and the Optionee agree as set forth above and as follows:

        7. Grant. Pursuant and subject to the Plan, the Company does hereby grant to the Optionee a stock option (the "Option") to purchase from the Company the number of shares of its Common Stock set forth in Section 3 upon the terms and conditions set forth in the Plan and upon the additional terms and conditions contained herein. This Option is intended to qualify for special federal income tax treatment as an "incentive stock option" pursuant to Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

        8. Option Price. This Option may be exercised at the option price per share of Stock set forth in Section 4 hereof, subject to adjustment as provided herein and in the Plan.

        9. Term and Exercisability of the Option. This Option shall expire on the date determined pursuant to Section 5 hereof and shall be exercisable prior to the date in accordance with and subject to the conditions set forth in the Plan and those conditions, if any, set forth in Section 6 hereof. In addition, in the event that before this Option has been exercised in full, the Optionee ceases to be an employee of the Company for any reason other than death or a termination for dishonesty or other "cause" as provided in Section 16 of the Plan, the Optionee may exercise this Option to the extent that he might have exercised it on the date of termination of his employment, during the period ending on the earlier of (i) the date on which the Option expires in accordance with Section 5 of this Agreement or (ii) three months after the date of termination of the Optionee's employment by the Company. In the event of the death of the Optionee before this Option has been exercised in full, the personal representative of the Optionee may exercise this Option to the extent that the Optionee might have exercised it on the date of his death, during the period ending on the earlier of (i) the date on which the Option expires in accordance with Section 5 of this Agreement or (ii) the first anniversary of the date of the Optionee's death.

        10. Method of Exercise. To the extent that the right to purchase shares of Stock has accrued hereunder, this Option may be exercised from time to time by written notice to the Company substantially in the form attached hereto as Exhibit A, stating the number of shares with respect to which this Option is being exercised, and accompanied by payment in full of the option price for the number of shares to be delivered, by means of payment acceptable to the Company in accordance with Section 10 of the Plan. As soon as practicable after its receipt of such notice, the Company shall, without transfer or issue tax to the Optionee (or other person entitled to exercise this Option), deliver to the Optionee (or other person entitled to exercise this

Option), at the principal executive offices of the Company or such other place as shall be mutually acceptable, a certificate or certificates for such shares out of theretofore authorized but unissued shares or reacquired shares of its Stock as the Company may elect, provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of law. Payments of the Option price may be made in cash or cash equivalents. If the Optionee (or other person entitled to exercise this Option) fails to pay for and accept delivery of all of the shares specified in such notice upon tender of delivery thereof, his right to exercise this Option with respect to such shares not paid for may be terminated by the Company.

        11. Non-assignability of Option Rights. This Option shall not be assignable or transferable by the Optionee except by will or by the laws of descent and distribution. During the life of the Optionee, this Option shall be exercisable only by him.

        12. Compliance with Securities Act. The Company shall not be obligated to sell or issue any shares of Stock or other securities pursuant to the exercise of this Option unless the shares of Stock or other securities with respect to which this Option is being exercised are at that time effectively registered or exempt from registration under the Securities Act of 1933, as amended, and applicable state securities laws. In the event shares or other securities shall be issued which shall not be so registered, the Optionee hereby represents, warrants and agrees that he will receive such shares or other securities for investment and not with a view to their resale or distribution, and will execute an appropriate investment letter satisfactory to the Company and its counsel.

        13. Legends. The Optionee hereby acknowledges that the stock certificate or certificates evidencing shares of Stock or other securities issued pursuant to any exercise of this Option will bear a legend setting forth the restrictions on their transferability described in Section 12 hereof and, if applicable to this Option, in Section 19 of the Plan.

        14. Rights as Stockholder. The Optionee shall have no rights as a stockholder with respect to any shares of Stock or other securities covered by this Option until the date of issuance of a certificate to him for such shares or other securities. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

        15. Notice to Company of Disqualifying Disposition. The Optionee hereby agrees that he will promptly give notice to the Company in the event that he sells, transfers, exchanges or otherwise disposes of any shares of Stock or other securities obtained pursuant to any exercise of this Option before the day after the later of (a) the second anniversary of the date of grant set forth at the conclusion of this agreement and (b) the first anniversary of the date on which the shares of Stock or other securities were transferred to him pursuant to the exercise of this Option.

        16. Termination of Amendment of Plan. The Board may in its sole and absolute discretion at any time terminate or from time to time modify and amend the Plan, but no such termination or amendment will affect rights and obligations under this Option.

        17. Effect Upon Employment. Nothing in this Option or the Plan shall be construed to impose any obligation upon the Company to employ the Optionee or to retain the Optionee in its employ, or continue its involvement with the Optionee.

        18. Time for Acceptance. Unless the Optionee shall evidence his acceptance of this Option by execution of this Agreement within seven (7) days after its delivery to him, the Option and this Agreement shall be null and void.

        19. General Provisions.

        a. Amendment Waivers. This Agreement, including the Plan, contains the full and complete understanding and agreement of the parties hereto as to the subject matter hereof and may be modified or amended, nor may any provision hereof be waived, except by a further written agreement duly signed by each of the parties. The waiver by either of the parties hereto of any provision hereof in any instance shall not operate as a waiver of any other provision hereof or in any other instance.

        b. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, representatives, successors and assigns.

        c. Construction. This Agreement is to be construed in accordance with the terms of the Plan. In case of any conflict between the Plan and this Agreement, the Plan shall control. The titles of the sections of this Agreement and of the Plan are included for convenience only and shall not be construed as modifying or affecting their provisions. The masculine gender shall include both sexes; the singular shall include the plural and the plural the singular unless the context otherwise requires.

        d. Notices. Any notice in connection with this Agreement shall be deemed to have been properly delivered if it is in writing and is delivered in hand or sent by registered mail to the party addressed as follows, unless another address has been substituted by notice so given:

        To the Optionee:  To this address as listed on the books of the Company.

        To the Company:   Virtual Machine Works, Inc.
                          One Kendall Square, Building 600
                          Cambridge, Massachusetts 02139

                          Copy to:
                          Sullivan & Worcester
                          One Post Office Square
                          Boston, MA  02109
                          Attn:  Joseph G. Hadzima, Jr.

                                             EXHIBIT A to Incentive Stock Option

                  [FORM FOR EXERCISE OF INCENTIVE STOCK OPTION]

Virtual Machine Works, Inc.
One Kendall Square, Building 600
Cambridge, Massachusetts  02139

RE: Exercise of Incentive Stock Option under Virtual Machine Works, Inc. 1994 Stock Option Plan

Gentlemen:

        Please take notice that the undersigned hereby elects to exercise the stock option granted to ______________ on ______________ by and to the extent of purchasing ______________ shares of the Common Stock of Virtual Machine Works, Inc. for the option price of ______________ per share, subject to the terms and conditions of the Incentive Stock Option Agreement between ______________ and Virtual Machine Works, Inc. dated as of ____________.

        The undersigned encloses herewith payment, in case or in such other property as is permitted under the Plan of the purchase price for said shares. If the Undersigned is making payment of any part of the purchase price by delivery of shares of the Common Stock of Virtual Machine Works, Inc. he hereby confirms that he has investigated and considered the possible income tax consequences to him and of making such payments in that form.

        The undersigned hereby specifically confirms to Virtual Machine Works, Inc. that he is acquiring said shares for investment and not with a view to their sale or distribution, and that said shares shall be held subject to all of the terms and conditions of said Incentive Stock Option Agreement.

                                         Very truly yours,


-------------                            ---------------------------------------
Date                                     (Signed by
                                         or other party duly exercising option)

                                                          Exhibit B to Incentive
                                                                    Stock Option

           [FORM OF TERM NOTE IN PAYMENT OF EXERCISE PRICE OF OPTIONS]
                                 PROMISSORY NOTE

$_________________________                         Date:________________________

        FOR VALUE RECEIVED, the undersigned (the "Payor") hereby promises to pay to the order of Virtual Machine Works, Inc. (the "Payee") at the principal office of Payee in Massachusetts on or before __________, 19____ the sum of __________ ($__________) with interest from the date hereof on the principal amount hereof from time to time unpaid at the rate of ____ percent (___%) per annum (being the "base rate" of BayBank, N.A. on the date hereof). Interest on the outstanding principal amount hereof shall be due and payable quarterly on the last business day of March, June, September and December in each year during the term of this Note, and at maturity commencing __________.

        All payments on this Note shall be first applied against accrued but unpaid interest to the extent thereof, and then to the outstanding principal amount.

        The Payor shall have the right to prepay the principal amount of this
Note in whole or in part at any time without penalty, but together with all but unpaid accrued interest on the outstanding principal amount.

        This Note represents the obligation of the Payor to pay on an installment basis the balance of the purchase price of Common Stock of the Payee to be issued to the Payor promptly after the date hereof (the "Shares"), plus interest on such purchase price, pursuant to a Stock Option granted on __________ as detailed in a related Stock Option Agreement (the "Agreement"). [Notwithstanding any other provision of this Note or the Agreement, Payor and Payee agree that Payor shall have no personal liability with respect to the payment of any amount due under this Note, the sole recourse of the Payee being to the Shares.]

        [In addition to the rights and obligations of the Payor and the holder of this Note specifically set forth in this Note, the Payor and the holder of this Note shall also have the benefit of and be subject to (i) the provisions of
Section 19 and 25 of the Massachusetts Business Corporation Law and any other sections of said Law relating to the installment payment for shares and (ii) the rights and obligations of the Payor and the Payee set forth in the Agreement, including but not limited to the provisions relating to acceleration of the obligation to make payment of the purchase price of the Shares.]

        Upon the occurrence of any of the following events (an "acceleration event"):

            (a) Failure of the Payor to perform or observe any of his obligations under this Note or the Agreement, or acceleration of the Payor's obligation to make payment of the purchase price of the Shares pursuant to the provisions of the Agreement; or

            (b) Commencement of voluntary or involuntary proceedings in respect of the Payor under any federal or state bankruptcy, insolvency, receivership or other similar law; or

            (c) Termination of the Payor's employment by the Payee;

        then, and in any such event, the holder of this Note at its election may forthwith declare the entire principal amount of such Note, together with accrued interest thereon, immediately due and payable, and this Note shall thereupon forthwith become so due and payable without presentation, protest or further demand or notice of any kind, all of which are expressly waived.

        The Payor hereby waives the presentment, demand, notice of protest and all other demands and notices in connection with delivery, acceptance, performance, default or enforcement hereof. No delay or omission on the part of the holder of this Note in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder, no course of dealing between the Payor and the holder shall operate as a waiver of any of the holder's rights hereunder unless set forth in a writing signed by the holder, and a waiver on any one occasion shall not be construed as a bar to or a waiver of any right on any future occasion. The Payor further agrees to pay the costs, fees and expenses (including reasonable attorneys' fees) of collection and enforcement of this Note.

        All rights and obligations hereunder shall be governed by and interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts. This Note is executed as, and shall be effective as, a sealed instrument and shall be binding upon the estate and any successor of the Payor.

Witness:  _____________________                           ______________________
                                                          Payor

                         Exhibit 2 to Stock Option Plan
                 Form of Non-Qualified Stock Option Certificate

                           Virtual machine Works, Inc.

                      Non-Qualified Stock Option Agreement
                      Option Certificate: ________________

Specific Terms of the Option

        Subject to the terms and conditions hereinafter set forth and the terms and conditions of the Virtual Machine Works, Inc. 1994 Stock Option Plan (the "Plan"), as amended, Virtual Machine Works, Inc., a Delaware corporation (the "Company") hereby grants the following option to purchase Common Stock, par value $0.001 per share (the "Stock") of the Company;

1.      Name of Person to Whom the Option is granted (the "Optionee");

2.      Date of Grant of Option;

3.      An Option for _____________________ shares of Common Stock;

4.      Option Exercise Price (per share);

5. Term of Option: Subject to Section 9 below, this Option expires at 5:00 p.m. Eastern Time on _____________________.

6. Exercise Schedule: Provided that on the dates set forth below the Optionee is still employed by the Company or, if the Optionee is not employed by the Company, the Optionee is still actively involved in the Company (as determined by the Board of Directors), the Option will become exercisable as follows and as provided in Section 9 below:

                                  The Option Will               Cumulative
                              Becomes Exercisable as            Exercisable
                              -----------------------     ----------------------
       On This Date            Number        Percent        Number      Percent
--------------------------    ---------    ----------     ----------   ---------


VIRTUAL MACHINE WORKS, Inc.

By:                                          X
   --------------------------------            ---------------------------------
                                               Signature of Optionee

Title:                                       Date:
       ----------------------------                -----------------------------

Optionee's Address:

OTHER TERMS OF THE OPTION

        WHEREAS, the Board of Directors (the "Board") has authorized the grant of stock options upon certain terms and conditions set forth herein; and

        WHEREAS, the Board has authorized the grant of this stock option pursuant and subject to the terms of the Plan, a copy of which is available from the Company and is hereby incorporated herein;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the Company and the Optionee agree as set forth above and as follows:

        7. Grant. Pursuant and subject to the Plan, the Company does hereby grant to the Optionee a stock option (the "Option") to purchase from the Company the number of shares of its Common stock set forth in Section 3 upon the terms and conditions set forth in the Plan and upon the additional terms and conditions contained herein. This Option is a non-qualified stock option and is NOT intended to qualify for special federal income tax treatment as an "incentive stock option" pursuant to Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

        8. Option Price. This Option may be exercised at the option price per share of Stock set forth in Section 4 hereof, subject to adjustment as provided herein and in the Plan.

        9. Term and Exercisability of the Option. This Option shall expire on the date determined pursuant to Section 5 on page 1 hereof and shall be exercisable prior to that date in accordance with and subject to the conditions set forth in the Plan and those conditions, if any, set forth in Section 6 on page 1 hereof. In addition, in the event that before this Option has been exercised in full, the Optionee ceases to be an employee of the Company for any reason other than death or a termination for dishonesty or other "cause" as provided in Section 16 of the Plan, the Optionee may exercise this Option to the extent that he might have exercised it on the date of termination, of his employment, during the period ending on the earlier of (i) the date on which the Option expires in accordance with Section 5 of this Agreement or (ii) three months after the date of termination of the Optionee's employment by the Company. In the event of the death of the Optionee before this Option has been exercised in full, the personal representative of the Optionee may exercise this Option to the extent that the Optionee might have exercised it on the date of his death, during the period ending on the earlier of (i) the date on which the Option expires in accordance with Section 5 of this Agreement or (ii) the first anniversary of the date of the Optionee's death.

        10. Method of Exercise. To the extent that the right to purchase shares of Stock has accrued hereunder, this Option may be exercised from time to time by written notice to the Company substantially in the form attached hereto as Exhibit A, stating the number of shares with respect to which this Option is being exercised, and accompanied by payment in full of the option price for the number of shares to be delivered, by means of payment acceptable to the Company in accordance with Section 10 of the Plan. As soon as practicable after its receipt of such notice, the Company shall, without transfer or issue tax to the Optionee (or other person entitled to exercise this Option), deliver to the Optionee (or other person entitled to exercise this

 Option), at the principal executive offices of the Company or such other place as shall be mutually acceptable, a certificate or certificates for such shares out of theretofore authorized but unissued shares or reacquired shares of its Stock as the Company may elect, provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of law. Payment of the option price may be made in cash or cash equivalents. If the Optionee (or other person entitled to exercise this Option) fails to pay for and accept delivery of all of the shares specified in such notice upon tender of delivery thereof, his right to exercise this Option with respect to such shares not paid for may be terminated by the Company.

        11. Non-Assignability of Option Rights. This Option shall not be assignable or transferable by the Optionee except by will or by the laws of descent and distribution. During the life of the Optionee, this Option shall be exercisable only by him.

        12. Compliance With Securities Act. The Company shall not be obligated to sell or issue any shares of Stock or other securities pursuant to the exercise of this Option unless the shares of Stock or other securities with respect to which this Option is being exercised are at that time effectively registered or exempt from registration under the Securities Act of 1933, as amended, and applicable state securities laws. In the event shares or other securities shall be issued which shall not be so registered, the Optionee hereby represents, warrants and agrees that he will receive such shares or other securities for investment and not with a view to their resale or distribution, and will execute an appropriate investment letter satisfactory to the Company and its counsel.

        13. Legends. The Optionee hereby acknowledges that the stock certificate or certificates evidencing shares of Stock or other securities issued pursuant to any exercise of this Option will bear a legend setting forth the restrictions on their transferability described in Section 12 hereof and, if applicable to this Option, in Section 19 of the Plan.

        14. Rights as Stockholder. The Optionee shall have no rights as a stockholder with respect to any shares of Stock or other securities covered by this Option until the date of issuance of a certificate to him for such shares or other securities. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

        15. Withholding Taxes. The Optionee hereby agrees, as a condition to any exercise of this Option, to provide to the Company an amount sufficient to satisfy its obligation to withhold certain federal, state and local taxes arising by reason of such exercise (the "Withholding Amount") by (a) authorizing the Company to withhold the Withholding Amount from his or her cash compensation, or (b) remitting the Withholding Amount to the Company in cash; provided that to the extent that the Withholding amount is not provided by one or a combination of such methods, the Company in its discretion may refuse to issue such Stock or may withhold from the Stock delivered upon exercise of this Option that number of shares having a fair market value, on the date of exercise, sufficient to eliminate any deficiency in the Withholding Amount.

        16. Termination or Amendment of Plan. The Board may in its sole and absolute discretion at any time terminate or from time to time modify and amend the Plan, but not such termination or amendment will affect rights and obligations under this Option.

        17. Effect Upon Employment. Nothing in this Option or the Plan shall be construed to impose any obligation upon the Company to employ the Optionee or to retain the Optionee in its employ, or continue its involvement with, the Optionee.

        18. Time for Acceptance. Unless the Optionee shall evidence his acceptance of this Option by execution of this Agreement within seven (7) days after its delivery to him, the Option and this Agreement shall be null and void.

        19. General Provisions.

        a. Amendment Waivers. This Agreement, including the Plan, contains the full and complete understanding and agreement of the parties hereto as to the subject matter hereof and may not be modified or amended, nor may any provision hereof be waived, except by a further written agreement duly signed by each of the parties. The waiver by either of the parties hereto of any such provision hereof in any instance shall not operate as a waiver of any other provision hereof or in any other instance.

        b. Binding Effect. This Agreement shall inure to the benefit of and by binding upon the parties hereto and their respective heirs, executors, administrators, representatives, successors and assigns.

        c. Construction. This Agreement is to be construed in accordance with the terms of the Plan. In case of any conflict between the Plan and this Agreement, the Plan shall control. The titles of the sections of this Agreement and of the Plan are included for convenience only and shall not be construed as modifying or affecting their provisions. The masculine gender shall include both sexes; the singular shall include the plural and the plural the singular unless the context otherwise requires.

        d. Notices. Any notice in connection with this Agreement shall be deemed to have been properly delivered if it is in writing and is delivered in hand or sent by registered mail to the party addressed as follows, unless another address has been substituted by notice so given:

        To the Optionee:  To this address as listed on the books of the Company.

        To the Company:   Virtual Machine Works, Inc.
                          One Kendall Square, Building 600
                          Cambridge, Massachusetts 02139

                          Copy to:
                          Sullivan & Worcester
                          One Post Office Square
                          Boston, MA  02109
                          Attn:  Joseph G. Hadzima, Jr.

                                                      EXHIBIT A to Non-Qualified
                                                                    Stock Option

                [FORM FOR EXERCISE OF NON-QUALIFIED STOCK OPTION]

Virtual Machine Works, Inc.
One Kendall Square, Building 600
Cambridge, Massachusetts 02139

RE: Exercise of Non-Qualified Option under Virtual Machine Works, Inc. 1994 Stock Option Plan

Gentlemen:

        Please take notice that the undersigned hereby elects to exercise the stock option granted to _________________________ on __________________ by and
to the extent of purchasing _______________________ shares of the Common Stock of Virtual Machine Works, Inc. for the option price of __________ per share, subject to the terms and conditions of the Non-Qualified Stock Option Agreement between ________________________ and Virtual Machine Works, Inc. dated as of
___________________.

        The undersigned encloses herewith payment, in cash or in such other property as is permitted under the Plan, of the purchase price for said shares. If the undersigned is making payment of any part of the purchase price by delivery of shares of the Common Stock of Virtual Machine Works, Inc., he hereby confirms that he has investigated and considered the possible income tax consequences to him and of making such payments in that form. The undersigned hereby agrees to provide the Company an amount sufficient to satisfy the obligation of the Company to withhold certain taxes.

        The undersigned hereby specifically confirms to Virtual Machine Works, Inc. that he is acquiring said shares for investment and not with a view to their sale or distribution, and that said shares shall be held subject to all of the terms and conditions of said Non-Qualified Stock Option Agreement.

                                          Very truly yours,



___________________                       ______________________________________
Date                                      (Signed by ___________________________
                                          or other party duly exercising option)

                                                      Exhibit B to Non-Qualified
                                                                    Stock Option

           [FORM OF TERM NOTE IN PAYMENT OF EXERCISE PRICE OF OPTIONS]
                                 PROMISSORY NOTE

$_______________________                                    Date:_______________

        FOR VALUE RECEIVED, the undersigned (the "Payor") hereby promises to pay to the order of Virtual Machine Works, Inc. (the "Payee") at the principal office of Payee in Massachusetts on or before ____________________, 19__ the sum of _____________________ ($_________) with interest from the date hereof on the principal amount hereof from time to time unpaid at the rate of ___percent (__%) per annum (being the "base rate" of BayBank, N.A. on the date hereof). Interest on the outstanding principal amount hereof shall be due and payable quarterly on the last business day of March, June, September and December in each year during the term of this Note, and at maturity commencing __________.

        All payments on this Note shall be first applied against accrued but unpaid interest to the extent thereof, and then to the outstanding principal amount.

        The Payor shall have the right to prepay the principal amount of this
Note in whole or in part at any time without penalty, but together with all but unpaid accrued interest on the outstanding principal amount.

        This Note represents the obligation of the Payor to pay on an installment basis the balance of the purchase price of Common Stock of the Payee to be issued to the Payor promptly after the date hereof (the "Shares"), plus interest on such purchase price, pursuant to a Stock Option granted on ________________________ as detailed in a related Stock Option Agreement (the "Agreement"). [Notwithstanding any other provision of this Note or the Agreement, Payor and Payee agree that Payor shall have not personal liability with respect to the payment of any amount due under this Note, the sole recourse of the Payee being to the Shares.]

        [In addition to the rights and obligations of the Payor and the holder of this Note specifically set forth in this Note, the Payor and the holder of this Note shall also have the benefit of and be subject to (i) the provisions of
Section 19 and 25 of the Massachusetts Business Corporation Law and any other sections of said Law relating to the installment payment for shares and (ii) the rights and obligations of the Payor and the Payee set forth in the Agreement, including but not limited to the provisions relating to the acceleration of the obligation to make payment of the purchase price of the Shares.]

        Upon the occurrence of any of the following events (an "acceleration event"):

            (a) Failure of the Payor to perform or observe any of his obligations under this Note or the Agreement, or acceleration of the payor's obligation to make payment of the purchase price of the Shares pursuant to the provisions of the Agreement; or

            (b) Commencement of voluntary or involuntary proceedings in respect of the Payor under any federal or state bankruptcy, insolvency, receivership or other similar law; or

            (c) Termination of the Payor's employment by the Payee;

        then, and in any such event, the holder of this Note at its election may forthwith declare the entire principal amount of such Note, together with accrued interest thereon, immediately due and payable, and this Note shall thereupon forthwith become so due and payable without presentation, protest or further demand or notice of any kind, all of which are expressly waived.

        The Payor hereby waives the presentment, demand, notice of protest and all other demands and notices in connection with delivery, acceptance, performance, default or enforcement hereof. No delay or omission on the part of the holder of this Note in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder, no course of dealing between the Payor and the holder shall operate as a waiver of any of the holder's rights hereunder unless set forth in a writing signed by the holder, and a waiver on any one occasion shall not be construed as a bar to or a waiver of any right on any future occasion. The Payor further agrees to pay the costs, fees and expenses (including reasonable attorneys' fees) of collection and enforcement of this Note.

        All rights and obligations hereunder shall be governed by and interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts. This Note is executed as, and shall be effective as, a sealed instrument and shall be binding upon the estate and any successor of the Payor.

Witness:  ______________________________     Payor _____________________________

                           VIRTUAL MACHINE WORKS, INC.
                        Incentive Stock Option Agreement
                           Option Certificate: 1994-1

Specific Terms of the Option

        Subject to the terms and conditions hereinafter set forth and the terms and conditions of the Virtual Machine Works, Inc. 1994 Stock Option Plan (the "Plan"), Virtual Machine Works, Inc., a Delaware corporation (the "Company") hereby grants the following option to purchase Common Stock par value $0.001 per share (the "Stock") of the Company:

1.      Name of Person to Whom the Option is granted (the "Optionee"): Matt
        Dahl.

2.      Date of Grant of Option: February 17, 1994.

3.      An Option for 20,000 shares of Common Stock.

4.      Option Exercise Price (per share): $0.10.

5. Term of Option: Subject to Section 9 below, this Option expires at 5:00 p.m. Eastern Time on February 16, 2004.

6. Exercise Schedule: Provided that on the dates set forth below the Optionee is still employed by the Company or, if the Optionee is not employed by the Company the Optionee is still actively involved in the Company (as determined by the Board of Directors) the Option will become exercisable as follows and as provided in Section 9 below:

                                      The Option will Become                Cumulative
     On This                              Exercisable as                       Number
      Date                           To This Number of Shares               Exercisable
------------------                   ------------------------              -------------
April 1, 1994                                 1,000                            1,000
July 1, 1994                                  1,000                            2,000
October 1, 1994                               1,000                            3,000
January 1, 1995                               5,000                            8,000
April 1, 1995                                 1,000                            9,000
July 1, 1995                                  1,000                           10,000
October 1, 1995                               1,000                           11,000
January 1, 1996                               1,000                           12,000
April 1, 1996                                 1,000                           13,000
July 1, 1996                                  1,000                           14,000
October 1, 1996                               1,000                           15,000
January 1, 1997                               1,000                           16,000
April 1, 1997                                 1,000                           17,000
July 1, 1997                                  1,000                           18,000
October 1, 1997                               1,000                           19,000
January 1, 1998                               1,000                           20,000


VIRTUAL MACHINE WORKS, Inc.

By: /s/ JONATHAN BOLB                        X   /s/ MATT L. DAHL
    ------------------------------            --------------------------------
                                                Signature of Optionee


Title:  President                            Date:     4-20-94
       ---------------------------                 ---------------------------
Optionee's Address:  193 Stevens Street
                     Marlboro, Massachusetts 01752

                           Virtual Machine Works, Inc.

                             1994 STOCK OPTION PLAN
                                   as amended

                                TABLE OF CONTENTS

                                                                                           Page
                                                                                           ----
1.      PURPOSE..............................................................................1


2.      ADMINISTRATION OF THE PLAN...........................................................1


3.      OPTION SHARES........................................................................1


4.      AUTHORITY TO GRANT SHARES............................................................1


5.      WRITTEN AGREEMENT....................................................................2


6.      ELIGIBILITY..........................................................................2


7.      OPTION PRICE.........................................................................2


8.      DURATION OF OPTIONS..................................................................3


9.      AMOUNT EXERCISABLE...................................................................3


10.     EXERCISE OF OPTIONS..................................................................4


11.     NONTRANSFERABILITY OF OPTIONS........................................................5


12.     TERMINATION OF EMPLOYMENT OR INVOLVEMENT OF OPTIONEE WITH THE COMPANY................6


13.     REQUIREMENTS OF LAW..................................................................6


14.     NO RIGHTS AS STOCKHOLDER.............................................................7


15.     EMPLOYMENT OBLIGATION................................................................7

                                TABLE OF CONTENTS

                                                                                           Page
                                                                                           ----
16.     FORFEITURE AS A RESULT OF TERMINATION FOR CAUSE......................................7


17.     CHANGES IN THE COMPANY'S CAPITAL STRUCTURE...........................................8


18.     AMENDMENT OR TERMINATION OF PLAN.....................................................9


19.     TRANSFER RESTRICTIONS AND REPURCHASE RIGHTS OF THE COMPANY..........................10


20.     EFFECTIVE DATE AND DURATION OF THE PLAN.............................................12

                                       ii